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COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is entered into effective as August 31, 2024 (the “Execution Date”), by and between Crown Electrokinetics Corp., a Delaware exempted company (the “Company”), and Liqueous, LP, a Delaware limited partnership (the “Investor”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, during the Commitment Period (as defined herein), the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $100,000,000 in aggregate gross purchase price of newly issued shares of Common Stock (as defined herein) and (ii) the Maximum Common Stock Issuance (as defined herein) (to the extent applicable under Section 7.1(c));
WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and/or Rule 506(b) of Regulation D, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Common Stock by the Company to the Investor to be made hereunder;
WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement of even date herewith, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I CERTAIN DEFINITIONS

Section I.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Agreement” shall have the meaning specified in the preamble hereof.

“Average Daily Trading Volume” shall mean the median daily trading volume of the Company’s Common Stock over the most recent five (5) Business Days immediately preceding the date of delivery of a Purchase Notice.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 7.2(g).

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“Business Day” shall mean a day on which the Principal Market shall be open for business. “Claim Notice” shall have the meaning specified in Section 9.3(a).
“Closing” shall mean the closing of a purchase and sale of shares of Common Stock as described in Section 2.1.
“Commitment Amount” shall mean One Hundred Million Dollars ($100,000,000). “Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased an aggregate number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) the second (2nd) anniversary of the Execution Date.

“Common Stock” shall mean the Company’s Common Stock, $0.0001 par value per share, and any shares of any other class of Common Stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Common Stock Equivalents” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning specified in the preamble to this Agreement. “Current Report” has the meaning set forth in Section 6.2.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Designated Brokerage Account” shall mean the brokerage account provided by the Investor for the delivery of the applicable Securities.
“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.
“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

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“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program. “DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.
“DWAC Eligible” shall mean that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Securities are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Securities, as applicable, via DWAC.

“DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall have the meaning set forth in the first paragraph of this Agreement. “Indemnified Party” shall have the meaning specified in Section 9.1.
“Indemnifying Party” shall have the meaning specified in Section 9.1. “Indemnity Notice” shall have the meaning specified in Section 9.3(b). “Investment Amount” shall mean the gross price of the Purchase Notice Shares. “Investor” shall have the meaning specified in the preamble to this Agreement.
“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or

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terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Investor; (vi) any matter of which Investor is aware on the date hereof; (vii) any changes in applicable laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; (x) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (xi) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further, the “Material Adverse Effect” shall include if any of events in (i)-(xi) occurs and affects the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Maximum Common Stock Issuance” shall have the meaning set forth in Section 7.1(c). “Minimum Price” shall have the meaning specified in Section 7.1(c).
“PEA Period” shall mean the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement or any new registration statement, or any annual and quarterly report, and ending at 9:30 a.m., New York City time, on the Business Day immediately following (i) the effective date of such post-effective amendment of the Registration Statement or such new registration statement, or (ii) the date of filing of such annual and quarterly report, as applicable.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the national exchanges (i.e. NYSE, AMEX, Nasdaq) or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto (a “Rapid Purchase Notice Form”), or Exhibit B attached hereto (a “VWAP Purchase Notice Form”) to the Investor setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

“Purchase Notice Limit” shall mean, for any Purchase Notice, the Investor’s committed obligation under such Purchase Notice, shall not exceed the Maximum Percentage.

“Purchase Notice Shares” shall mean all shares of Common Stock that the Company shall be entitled to issue as set forth in all applicable Purchase Notices in accordance with the terms and conditions of this Agreement.

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“Rapid Closing Date” shall have the meaning specified in Section 2.2(b).

“Rapid Purchase Investment Amount” shall mean the applicable Purchase Notice Shares referenced in the Rapid Purchase Notice multiplied by the applicable Rapid Purchase Price.

“Rapid Purchase Notice” shall mean the closing of a purchase and sale of shares of Common Stock as described in Section 2.2.

“Rapid Purchase Notice Date” shall have the meaning specified in Section 2.2(a).

“Rapid Purchase Price” shall mean the lowest traded price of the Common Stock that occurs during the Rapid Purchase Notice Date.

“Registration Rights Agreement” shall have the meaning specified in the Recitals. “Registration Statement” shall have the meaning specified in Section 6.3. “Regulation D” shall mean Regulation D promulgated under the Securities Act.
“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission. “SEC Documents” shall have the meaning specified in Section 4.5.
“Securities” mean the Purchase Notice Shares and any other securities issued to the Investor by the Company pursuant to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Termination” shall mean any termination outlined in Section 10.5.

“Transaction Documents” shall mean this Agreement, the Registration Rights Agreement and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

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“Valuation Period” shall mean the VWAP Purchase Valuation Period or the Rapid Purchase

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Notice Date, as applicable.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30:01 start time and 15:59:59 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing asking price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10.16. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

“VWAP Closing Date” shall have the meaning specified in Section 2.2(d).

“VWAP Purchase Investment Amount” shall mean the applicable Purchase Notice Shares referenced in the VWAP Purchase Notice multiplied by the VWAP Purchase Price.

“VWAP Purchase Notice” shall mean the closing of a purchase and sale of shares of Common Stock as described in Section 2.2.

“VWAP Purchase Notice Date” shall have the meaning specified in Section 2.2(c).

“VWAP Purchase Price” shall be equal to ninety-seven percent (97%) multiplied by the lowest daily VWAP that occurs during the VWAP Purchase Valuation Period.

“VWAP Purchase Valuation Period” shall mean the two (2) consecutive Business Days commencing on the VWAP Purchase Notice Date. For avoidance of doubt, the VWAP Purchase Notice Date shall be the first Business Day in the VWAP Purchase Valuation Period.
ARTICLE II
PURCHASE AND SALE OF COMMON STOCK

Section II.1 PURCHASE NOTICES. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice, from time to time, to purchase Purchase Notice Shares provided that the amount of Purchase Notice Shares

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shall not exceed the Purchase Notice Limit or the Beneficial Ownership Limitation set forth in Section 7.2(g), (each such purchase, a “Closing”). Furthermore, the Company shall not deliver any Purchase Notices to the Investor during the PEA Period.

Section II.2    MECHANICS.

(a)RAPID PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except as otherwise provided in this Agreement, the Company may deliver a Rapid Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall deliver the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account simultaneously with the delivery of the Rapid Purchase Notice. A Rapid Purchase Notice shall be deemed delivered on the Business Day a Rapid Purchase Notice Form is received by 2:00 p.m. New York time by email by the Investor (the “Rapid Purchase Notice Date”). If the applicable Rapid Purchase Notice Form is received after 2:00 p.m. New York time, then the next Business Day shall be the Rapid Purchase Notice Date, unless waived by Investor in writing. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2(a) of this Agreement and the transactions contemplated herein.

(b)RAPID PURCHASE CLOSING. The Closing of a Rapid Purchase Notice shall occur two (2) Business Days following the Rapid Purchase Notice Date (the “Rapid Closing Date”), whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the Rapid Closing Date, the Rapid Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company.
(c)VWAP PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except as provided in this Agreement, the Company may deliver a VWAP Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall deliver the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account alongside the delivery of the VWAP Purchase Notice. A VWAP Purchase Notice shall be deemed delivered on the Business Day (i) that an applicable VWAP Purchase Notice Form is received by 9:00 a.m. New York time by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been initiated and completed as confirmed by the Investor’s Designated Brokerage Account by 9:00 a.m. New York time (the “VWAP Purchase Notice Date”). If the applicable VWAP Purchase Notice Form is received after 9:00 a.m. New York time or the DWAC of the applicable Purchase Notice Shares has not been completed as confirmed by the Investor’s Designated Brokerage Account by 9:00 a.m. New York time, then the next Business Day shall be the VWAP Purchase Notice Date, unless waived by Investor in writing. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2(c) of this Agreement and the transactions contemplated herein.

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(d)VWAP PURCHASE CLOSING. The Closing of a VWAP Purchase Notice shall occur two (2) Business Days following the VWAP Purchase Valuation Period (the “VWAP Closing Date”), whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the VWAP Closing Date, the VWAP Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company.

(e)PURCHASE RESTRICTION. During the two (2) Trading Day-period following a Closing Date, the Company shall not be entitled to deliver another Purchase Notice, unless otherwise mutually agreed upon in writing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:
Section III.1 INTENT. The Investor is entering into this Agreement for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act. The Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.
Section III.2 RELIANCE ON EXEMPTIONS. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
Section III.3 NO GOVERNMENTAL REVIEW. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
Section III.4 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Investor represents that it is able to bear any loss associated with an investment in the Company.
Section III.5 NO GENERAL SOLICITATION. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

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Section III.6 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction

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Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligations of the Investor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
Section III.7 NOT AN AFFILIATE. The Investor is not an officer, director, or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.
Section III.8    ORGANIZATION AND STANDING; COMPLIANCE WITH LAWS.
The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The Investor will comply with all U.S. federal securities laws applicable to its purchase and resale of the Securities, subject to the Company’s related compliance with all applicable laws as contemplated herein.
Section III.9 ABSENCE OF CONFLICTS. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.
Section III.10 DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.
Section III.11 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.
Section III.12 NO PRIOR SHORT SALES. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
Section III.13 STATUTORY UNDERWRITER STATUS. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Securities registered thereby.
Section III.14 RESALES OF SECURITIES. The Investor represents, warrants and covenants that it will resell such Securities only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the

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caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.
Section III.15 PRIOR COMMUNICATION. The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Common Stock. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Common Stock, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents and the Disclosure Schedules, which SEC Documents and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants to the Investor, as of the Execution Date, that:
Section IV.1 ORGANIZATION OF THE COMPANY. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of its Subsidiaries is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
Section IV.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
Section IV.3 CAPITALIZATION. As of the Execution Date, the authorized Common Stock of the Company consists of 800,000,000 shares of Common Stock, of which 4,289,658 shares of Common Stock are issued and outstanding as of the Execution Date. Except as set forth in the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to

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employees pursuant to the Company’s employee stock purchase plans or pursuant to inducement awards to employees, and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the periodic report filed under the Exchange Act. Except as set forth in the SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in the SEC Documents, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
Section IV.4    LISTING AND MAINTENANCE REQUIREMENTS.    The Common
Stock is registered pursuant to Section 12(b) of the Exchange Act.
Section IV.5 SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

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Section IV.6 VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.
Section IV.7 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Shares, do not and will not: (a) result in a violation of the Company’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than any SEC or state securities filings that may be required to be made by the Company in connection with the issuance of Purchase Notice Shares or subsequent to any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.
Section IV.8 NO MATERIAL ADVERSE EFFECT. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in SEC Documents.
Section IV.9 LITIGATION AND OTHER PROCEEDINGS. Other than as described in the SEC Documents, there are no material actions, suits, investigations, inquiries or similar proceedings (however any governmental agency may name them) pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.
Section IV.10 REGISTRATION RIGHTS. Other than as disclosed in the SEC Documents and other than those security holders included in the Registration Statement, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of

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any securities of the Company.

Section IV.11 ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF
SECURITIES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
Section IV.12 DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.
Section IV.13 NO GENERAL SOLICITATION; PLACEMENT AGENT. Neither the
Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities act) in connection with the offer or sale of the Securities.
Section IV.14 NO INTEGRATED OFFERING. None of the Company, its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.
Section IV.15 OTHER COVERED PERSONS. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Regulation D Securities.
ARTICLE V COVENANTS OF INVESTOR

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Section V.1 SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period from the Execution Date to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notices of such number of shares of Common Stock purchased under the applicable Purchase Notice shall not be deemed a Short Sale. The parties acknowledge and agree that during the applicable Valuation Period, the Investor may contract for, or otherwise effect, the resale of the subject purchased Purchase Notice Shares to third-parties. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.
Section V.2    COMPLIANCE WITH LAW; TRADING IN SECURITIES.    The
Investor’s trading activities with respect to shares of Common Stock will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market.
ARTICLE VI COVENANTS OF THE COMPANY

Section VI.1 LISTING OF COMMON STOCK. The Company shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, the listing, if required, of all such Common Stock on the Principal Market from time to-time issuable hereunder. The Company shall use its commercially reasonable best efforts to continue the listing or quotation and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.
Section VI.2 FILING OF CURRENT REPORT. The Company agrees that it shall file a Current Report on Form 8-K (or 6-K), including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.
Section VI.3 FILING OF REGISTRATION STATEMENT. The Company shall file with the SEC, within thirty (30) calendar days after the Execution Date, a new Registration Statement on Form S-1 (the “Registration Statement”) in compliance with the terms of the Registration Rights Agreement, covering only the resale of the Securities by the Investor. The Registration Statement shall relate to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and disclosing all information relating to the transactions contemplated hereby

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required to be disclosed in the Registration Statement and the prospectus supplement as of the date of the Registration Statement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Registration Statement. The Company shall permit the Investor to review and comment upon the Registration Statement within a reasonable time prior to its filing with the SEC, the Company shall give reasonable consideration to all such comments, and the Company shall not file the Current Report or the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall furnish to the Company such information regarding itself, the Company’s securities beneficially owned by the Investor and the intended method of distribution thereof, including any arrangement between the Investor and any other person or relating to the sale or distribution of the Company’s securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC. The Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any pre-existing registration statement filed or any new registration statement or prospectus which is a part of the foregoing. The Company shall promptly give the Investor notice of any event (including the passage of time) which makes the final prospectus not to be in compliance with Section 5(b) or 10 of the Securities Act and shall use its best efforts thereafter to file with the SEC any Post-Effective Amendment to the Registration Statement, amended prospectus or prospectus supplement in order to comply with Section 5(b) or 10 of the Securities Act.

Section VI.4 NON-PUBLIC INFORMATION. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 6.2 and otherwise provided herein, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Investor without such prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. The Company represents that as of the Execution Date, except with respect to the material terms and conditions of the transaction contemplated by the Transaction Documents, neither it nor any other Person acting on its behalf has previously provided the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information. After the Execution Date, to the extent that any notice or communication made by the Company, or information provided by the Company, to the Investor constitutes, or contains, material, non-public information regarding the Company or any

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Subsidiaries, the Company shall simultaneously file such notice or other material information with the SEC pursuant to a Current Report on Form 8-K (or Form 6-K). The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In addition to any other remedies provided by this Agreement or other Transaction Documents, if the Company provides any material, non-public information to the Investor without its prior written consent, and it fails to immediately (no later than that Business Day or by 9:00 am New York City time the next Business Day) file a Form 8-K (or Form 6-K) disclosing this material, non-public information, it shall pay the Investor as partial liquidated damages and not as a penalty a sum equal to $1,000 per day beginning with the day the information is disclosed to the Investor and ending and including the day the Form 8-K (or Form 6-K) disclosing this information is filed.
ARTICLE VII CONDITIONS TO DELIVERY OF
PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section VII.1 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY
TO ISSUE AND SELL PURCHASE NOTICE SHARES. The right of the Company to issue and sell the Purchase Notice Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:
(a)ACCURACY    OF INVESTOR’S REPRESENTATIONS AND
WARRANTIES. Unless waived by the Company, the representations and warranties of the Investor shall be true and correct as of the date of this Agreement and as of the date of each Closing as though made at each such time.

(b)PERFORMANCE BY INVESTOR. Unless waived by the Company, Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.
(c)OVERALL    LIMIT    ON    COMMON    STOCK    ISSUABLE.
Notwithstanding anything contained herein to the contrary, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed a number of shares equal to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the Execution Date, which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Maximum Common Stock Issuance”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Maximum Common Stock Issuance in accordance with the applicable rules of the Principal Market. If such issuance of shares of Common Stock could cause a delisting on the Principal Market then the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders in accordance with applicable law and the By-laws and the Certificate of

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Incorporation of the Company. The parties understand and agree that the Company’s failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due

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authorization of the issuance. In addition, for any Purchase Notice, (A) the Investor’s committed obligation under such Purchase Notice, shall not exceed the Committed Amount, and (B) the maximum amount of Shares the Company may require the Investor to purchase in any Purchase Notice shall be the Purchase Notice Limit. Notwithstanding the forgoing, the Investor may waive the Purchase Notice Limit with respect to any submitted Purchase Notice, at any time at its sole discretion, following receipt of a written request regarding the same from the Company. with the transactions contemplated by this Agreement under applicable rules of the Principal Market.

(d) LIMITATION ON AMOUNT OF OWNERSHIP. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date (the “Maximum Percentage”), as determined in accordance with Rule 13d-1(j) of the 1934 Act. By written notice to the Company, the Investor may increase the Maximum Percentage to 9.99%, but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of the Investor.

Section VII.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR
TO PURCHASE THE PURCHASE NOTICE SHARES. The obligation of the Investor hereunder to purchase the Purchase Notice Shares is subject to the satisfaction of each of the following conditions:
(a)EFFECTIVE REGISTRATION STATEMENT. The Registration
Statement, and any amendment or supplement thereto, shall have been timely filed in compliance with the Registration Rights Agreement, shall have become effective, and shall remain effective for the offering of the Securities and (i) the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist. The Investor shall not have received any notice from the Company that the prospectus and/or any prospectus supplement fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b)ACCURACY OF THE COMPANY’S REPRESENTATIONS AND
WARRANTIES. The representations and warranties of the Company shall be true and correct as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).
(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

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(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely

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affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e)ADVERSE CHANGES. Since the date of filing of the Company’s most recent annual or quarterly report, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(f)NO SUSPENSION OF TRADING IN OR DELISTING OF
COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the Common Stock during an active Purchase Notice, as contemplated by this Section 7.2(f), the Investor shall purchase the applicable Purchase Notice Shares in the respective Purchase Notice at a value equal to the par value of the Company’s Common Stock.
(g)BENEFICIAL OWNERSHIP LIMITATION. The number of
Purchase Notice Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Maximum Percentage, as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 7.2(g), in the event that the number of shares of Common Stock outstanding is greater or lesser on a date of a Closing (a “Closing Date”) than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than the Maximum Percentage following a purchase on any such Closing Date. In the event the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Maximum Percentage, upon request of the Company the Investor will provide the Company with evidence of the Investor’s then existing shares beneficially or deemed beneficially owned. To the extent that the Maximum Percentage is exceeded, the number of shares of Common Stock issuable to the Investor shall be reduced void ab initio so it does not exceed the Maximum Percentage.

(h)[RESERVED].

(i)NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or any prospectus or prospectus supplement failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(j)NO    VIOLATION    OF    SHAREHOLDER    APPROVAL
REQUIREMENT. The issuance of the Purchase Notice Shares shall not violate the shareholder approval requirements of the Principal Market.

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(k)DWAC ELIGIBLE. The Common Stock must be DWAC Eligible and not subject to a “DTC chill”.

(l)SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC.

(m)MAXIMUM COMMON STOCK ISSUANCE.    The Maximum
Common Stock Issuance has not been reached (to the extent the Maximum Common Stock Issuance is applicable pursuant to Section 7.1(c) hereof).

ARTICLE VIII
LEGENDS
Section VIII.1 NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Purchase Notice Shares.
Section VIII.2 INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws upon the sale of the Common Stock.
ARTICLE IX INDEMNIFICATION
Section IX.1 INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of this Agreement or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement (or an allegation of the foregoing), (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or prospectus or prospectus supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s, recklessness or willful misconduct in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon an Indemnified Party’s negligence or misconduct, any untrue

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statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying

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Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof, prospectus, prospectus supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).
Section IX.2    INDEMNIFICATION PROCEDURE.

(a)A party that seeks indemnification under must promptly give the other party notice of any legal action. But a delay in notice does not relieve an Indemnifying Party of any liability to any Indemnified Party, except to the extent the Indemnifying Party shows that the delay prejudiced the defense of the action.

(b)The Indemnifying Party may participate in the defense at any time or it may assume the defense by giving notice to the Indemnified Parties. After assuming the defense, the Indemnifying Party:

(i)must select counsel (including local counsel if appropriate) that is reasonably satisfactory to the Indemnified Parties;
(ii)is not liable to the other party for any later attorney’s fees or for any other later expenses that the Indemnified Parties incur, except for reasonable investigation costs;
(iii)must not compromise or settle the action without the Indemnified Parties consent (which may not be unreasonably withheld); and
(iv)is not liable for any compromise or settlement made without its consent.
(c)If the Indemnifying Party fails to assume the defense within 10 days after receiving notice of the action, the Indemnifying Party shall be bound by any determination made in the action or by any compromise or settlement made by the Indemnified Parties, and also remains liable to pay the Indemnified Parties’ legal fees and expenses.
Section IX.3    METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims
for indemnification by any Indemnified Party under Section 9.1 shall be asserted and resolved as follows:
(a)In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section
9.1 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been

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prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.
(ii)If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable

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cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the

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Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.
(iii)If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.
(b)In the event any Indemnified Party should have a claim under Section
9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other

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reasonable expenses incurred by them in connection with investigating or defending any such Third Party Claim.
(d)The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X MISCELLANEOUS

Section X.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States federal and state courts located in St. Petersburg, Florida, with respect to any dispute arising under the Transaction Documents or the transactions contemplated thereby.

Section X.2 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section X.3 ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

Section X.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated by Article IX.

Section X.5 TERMINATION. The Company may terminate this Agreement upon ten
(10) days written notice. Either party may terminate this Agreement upon ten (10) days written notice in the event of a material breach of the Agreement by the other party, which shall be effected by written notice being sent by non-breaching party to the breaching party. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors, or (iii) immediately upon the delisting of the Common Stock from the NASDAQ Capital Market; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in this Article X shall survive the termination of this Agreement.

Section X.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the

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matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

Section X.7 COUNTERPARTS. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The Transaction Documents may be delivered to the other parties hereto by email of a copy of the Transaction Documents bearing the signature of the parties so delivering this Agreement.

Section X.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section X.9 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section X.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section X.11 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. In addition to being entitled to exercise all rights provided herein or granted by law, both parties will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
Section X.12 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section X.13 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately

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preceding the initial filing of the prospectus to the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section X.14 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section X.15    DISPUTE RESOLUTION.

(a)GOVERNANCE OF ALL DISPUTES. The parties recognize that disagreements as to certain matters may from time to time arise out of these Transaction Documents. The parties agree that any disagreements that arise from these Transaction Documents are to be governed in accordance with this Section 10.16.

(b)SUBMISSION TO DISPUTE RESOLUTION.

(i)In the case of a dispute relating to the Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Investor at any time after the Investor learned of the circumstances giving rise to such dispute. If the Investor and the Company are unable to promptly resolve such dispute relating to such Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute.

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(ii)The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 10.16(b) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).
(iii)The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the party submitting such dispute, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.
(e)GOOD FAITH ATTEMPT TO RESOLVE OTHER DISPUTES. If
either the Company or the Investor believes that a dispute not covered by Section 10.16(b) has arisen under these Transaction Documents, that party, prior to commencing arbitration, must provide the other side with written notice detailing the nature of the alleged dispute. Upon receipt of such written notice, the parties are required to engage in good faith negotiations in an attempt to resolve the dispute for a period of not less than fourteen (14) days, such time as may be extended by mutual agreement of the parties. If the Company and the Investor are unable to resolve such dispute within that fourteen (14) day period (or any period of extension as agreed by the parties), then either party may pursue resolution of the dispute pursuant to Section 10.16(d).

(f)ARBITRATION. Any dispute, controversy, difference or claim that may arise between the Company and the Investor in connection with these Transaction Documents (including, without limitation, any claim that, for whatever reason, was not resolved by the procedures of Section 10.16(b); and all claims arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of these Transaction Documents), shall be submitted to binding arbitration governed by the rules of the American Arbitration Association. The seat of the arbitration shall be in the State of New York. There shall be only one arbitrator selected in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted in English and may be conducted in a virtual setting. The arbitrator’s decision shall be final and binding and judgment may be entered thereon.

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(g)COSTS AND AWARD.
fees during the pendency of the arbitration. A party’s failure to pay any costs or fees required to proceed in the arbitration, as they timely come due, shall result in an immediate default against that party. The prevailing party in the arbitration shall be entitled to recoup all its reasonable attorneys’ fees and costs from the nonprevailing, including, without limitation, all of its costs relating to the arbitration, excluding only the costs incurred in connection with the procedures of Section 10.16(b). The arbitrator’s final award shall include this assessment of costs and fees. That award also shall include interest from the date of any damages incurred for breach of these Transaction Documents, and from the date of the award until paid in full assessed at the prevailing statutory rate. The nonprevailing party must promptly pay that award in Dollars, free of any tax, deduction or offset. Further, in the event a party fails to proceed with arbitration, unsuccessfully challenges the arbitrator’s award, or fails to comply with the arbitrator’s award, the other party is entitled to all costs of suit including all reasonable attorneys’ fees and costs incurred in respect to any of these further actions. With respect to damages, the only damages recoverable under these Transaction Documents are compensatory; both the Company and the Investor expressly disclaim the right to seek punitive or other exemplary damages.

(h)INJUNCTIVE RELIEF. Provided a party has made a sufficient showing under applicable law, the arbitrator shall have the freedom to invoke, and the parties agree to abide by, injunctive measures that either party submits in writing for arbitration claims requiring immediate relief. Additionally, nothing in this Section 10.16 shall preclude either party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during arbitration if necessary to protect the interests of such party or to preserve the status quo pending the arbitration proceeding.
(i)CONFIDENTIALITY. The arbitration proceeding and subsequent award shall be confidential. The arbitrator shall issue appropriate protective orders to safeguard each party’s confidential information. Except as required by law (or if necessary to enforce the award), including without limitation securities regulations, neither party is to make any public announcement with respect to the proceedings or decision of the arbitrator without the prior written consent of the other party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the parties and the arbitrator, except as required in connection with the enforcement of such an award or as otherwise required by law.

Section X.16 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

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The addresses for such communications shall be:

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If to the Company:

Crown Electrokinetics Corp. 1110 NE Circle Blvd.,
Corvallis, Oregon 97330

with a copy (not constituting notice) to:
Pryor Cashman LLP
7 Times Square, 40th Floor New York, New York
Telephone Number: (212) 421-4100 Email: ali.panjwani@pryorcashman.com
Attention: M. Ali Panjwani, Esq.

If to the Investor:

LIQUEOUS, LP
Attention: Jacob Fernane, Managing Director E-mail: jacob@liqueous.com

With a copy (not constituting notice) to:

Either party hereto may from time to time change its address or email for notices under this Section
10.17 by giving prior written notice of such changed address to the other party hereto.

** Signature Page Follows **

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

Crown Electrokinetics Corp.

By:     Name: Douglas Croxall
Title: CEO

Liqueous, LP

By:     Name: Jacob M. Fernane
Title: Managing Director

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DISCLOSURE SCHEDULES TO COMMON STOCK PURCHASE AGREEMENT

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TO: LIQUEOUS, LP

EXHIBIT A
FORM OF RAPID PURCHASE NOTICE

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We refer to the Common Stock Purchase Agreement, dated as of August 8, 2024, (the “Agreement”), entered into by and between Crown Electrokinetics Corp., and Liqueous, LP. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.
We hereby:

1)Give you notice that we require you to purchase     Purchase Notice Shares at the Rapid Purchase Price; and

2)Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

Crown Electrokinetics Corp.

By:
Name: Title:

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TO: LIQUEOUS, LP

EXHIBIT B
FORM OF VWAP PURCHASE NOTICE

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We refer to the Common Stock Purchase Agreement, dated as of August 8, 2024, (the “Agreement”), entered into by and between Crown Electrokinetics Corp., and Liqueous, LP Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.
We hereby:

1)Give you notice that we require you to purchase    Purchase Notice Shares at the VWAP Purchase Price; and

2)Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

Crown Electrokinetics Corp.

By:
Name: Title:

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EXHIBIT C
REGISTRATION RIGHTS AGREEMENT

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